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                                                                     EXHIBIT 8.0


                            __________________, 1997


OrCAD, Inc.
9300 S.W. Nimbus Avenue
Beaverton, Oregon 97008

MicroSim Corporation
16275 Laguna Canyon Road
Irvine, California 92618

Gentlemen and Ladies:

     We are acting as tax counsel to OrCAD, Inc. ("OrCAD") in connection with a proposed transaction (the "Merger") involving OrCAD, a corporation organized under the laws of the State of Delaware, OCA Merger Corporation ("Merger Sub"), a corporation organized under the laws of the State of Oregon, and MicroSim Corporation ("MicroSim"), a corporation organized under the laws of the State of California.

     The Merger is structured as a statutory merger of Merger Sub with and into MicroSim, in which MicroSim will be the surviving entity (MicroSim, following the Merger will be referred to as the "Surviving Corporation"), in accordance with that certain Agreement and Plan of Merger by and among OrCAD, Merger Sub and MicroSim, dated as of October 13, 1997 and the exhibits thereto (the "Agreement"). Except as otherwise indicated herein, capitalized terms used in this opinion are defined in the Agreement.

     Our opinion has been requested in connection with the filing of a Registration Statement with the Securities and Exchange Commission on October 21, 1997 on Form S-4 (as thereafter amended at any time up to and including the date hereof, the "Registration Statement"). While this opinion is addressed to both OrCAD and MicroSim, we have functioned solely as counsel to OrCAD, and this opinion shall not be construed to reflect or create an attorney client relationship between ourselves and either MicroSim or holders of MicroSim Stock or options to acquire shares of MicroSim Stock.


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OrCAD, Inc.
MicroSim Corporation
_______, 1997
Page 2


     For purposes of rendering this opinion, we have examined and are relying upon (without any independent investigation or review thereof) the truth and accuracy, at all relevant times, of the statements, representations and warranties contained in the following documents:

          1.   The Agreement (including exhibits thereto);

          2. A Certificate of OrCAD, dated _________, 1997, signed by an authorized officer of OrCAD and delivered to us by OrCAD and incorporated herein by reference;

          3. A Certificate of MicroSim, dated _________, 1997, signed by an authorized officer of MicroSim and delivered to us by MicroSim and incorporated herein by reference;

          4. A Certificate of Merger Sub, dated _________, 1997, signed by an authorized officer of Merger Sub, and delivered to us by Merger Sub and incorporated herein by reference;

          5. Those certain Affiliates Agreements between OrCAD and certain MicroSim Shareholders and insiders dated ___________,1997; and

          6. Such other instruments and documents related to the formation, organization and operation of OrCAD, Merger Sub and MicroSim or the consummation of the Merger and the transactions contemplated thereby as we have deemed necessary or appropriate.

     In rendering this opinion, we have assumed or obtained representations and are relying thereon (without any independent investigation or review thereof) that:

          1. Original documents (including signatures) are authentic, documents submitted to us as copies conform to the original documents, and there has been (or will be by the Effective Time of the Merger) due execution and delivery of all documents where due execution and delivery are prerequisites to effectiveness thereof;

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OrCAD, Inc.
MicroSim Corporation
_______, 1997
Page 3


          2. Any representation or statement referred to above made "to the best of knowledge" or otherwise similarly qualified is correct without such qualification;

          3.   The Merger will be effective under the applicable states' laws;

          4. The fair market value of the OrCAD Common Stock and other consideration to be received by each MicroSim Shareholder will be approximately equal to the fair market value of MicroSim Stock surrendered in the exchange;

          5. At the Effective Time of the Merger, MicroSim will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire MicroSim Stock that, if exercised or converted, would affect OrCAD's acquisition or retention of control of the Surviving Corporation. For this purpose, "control" means the direct ownership of stock possessing at least eighty percent (80%) of the total combined voting power for the election of directors of all classes of the Surviving Corporation stock entitled to vote and at least eighty percent (80%) of the total number of shares of each nonvoting class of stock of the Surviving Corporation;

          6. There is no present plan or intention on the part of any MicroSim Shareholder who owns more than one percent (1%) of the outstanding shares of MicroSim Stock or is an officer or director of MicroSim, and there is no present plan or intention on the part of the remaining MicroSim Shareholders, to engage in a sale, exchange, distribution, pledge, disposition or any other transaction that would result in a direct or indirect disposition of shares of OrCAD Common Stock to be issued to MicroSim Shareholders in the Merger, which disposed shares would have an aggregate fair market value, as of the Effective Time of the Merger, in excess of fifty percent (50%) of the aggregate fair market value, immediately prior to the Merger, of all outstanding shares of MicroSim Stock. For this purpose, shares of MicroSim Stock otherwise sold,

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OrCAD, Inc.
MicroSim Corporation
_______, 1997
Page 4


               redeemed or disposed of prior to the Effective Time as part of the plan of reorganization will be taken into account;

          7. Following the Merger, the Surviving Corporation will hold at least (a) ninety percent (90%) of the fair market value of the net assets held by MicroSim immediately prior to the Merger, (b) at least seventy percent (70%) of the fair market value of the gross assets held by MicroSim immediately prior to the Merger,
               (c) at least ninety percent (90%) of the fair market value of the net assets held by Merger Sub immediately prior to the Merger and
               (d) at least seventy percent (70%) of the fair market value of the gross assets held by Merger Sub immediately prior to the Merger;

          8. Following the Merger, the Surviving Corporation will continue MicroSim's historic business or use a significant portion of MicroSim's historic business assets in a business;

          9. OrCAD, Merger Sub, MicroSim and the MicroSim Shareholders will each pay their respective expenses, if any, incurred in connection with the Merger;

          10. No outstanding indebtedness of OrCAD or MicroSim has or will represent equity for tax purposes; no outstanding equity of OrCAD or MicroSim has represented indebtedness for tax purposes; no outstanding security, instrument, agreement or arrangement that provides for, contains, or represents either a right to acquire OrCAD Common Stock (or to share in the appreciation thereof) constitutes "stock" for purposes of Section 368(c) of the Code;

          11. OrCAD has no present plan or intention to reacquire any of the OrCAD Common Stock issued in the Merger to MicroSim Shareholders;

          12. OrCAD has no present plan or intention of selling or otherwise disposing of any of the assets of the Surviving Corporation acquired in the Merger except for dispositions made in the ordinary course of business, transfers of the assets of the Surviving Corporation to a corporation controlled by


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OrCAD, Inc.
MicroSim Corporation
_______, 1997
Page 5

               the Surviving Corporation, or a merger with OrCAD. OrCAD has no present plan or intention of liquidating the Surviving Corporation;

          13. OrCAD has not owned, directly or indirectly, nor will it have owned during the five (5) years preceding the Effective Time, directly or indirectly, any shares of the capital stock of MicroSim;

          14. Prior to the Merger, OrCAD will be in control of Merger Sub. For this purpose, "control" means the direct ownership of stock possessing at least eighty percent (80%) of the total combined voting power of all classes of Merger Sub stock entitled to vote and at least eighty percent (80%) of the total number of shares of each nonvoting class of stock of Merger Sub;

          15. Merger Sub has been formed solely in order to consummate the transactions contemplated by the Agreement, and Merger Sub has not conducted and will not conduct any business activities or other operations of any kind other than the issuance of its stock to OrCAD, prior to the Effective Time of the Merger;

          16. No MicroSim Shareholder is acting as agent for OrCAD in connection with the Merger or approval thereof, and OrCAD will not reimburse any MicroSim Shareholder for shares of MicroSim Stock such Shareholder may have purchased or for other obligations such Shareholder may have incurred;

          17. Any purchase of MicroSim Stock by OrCAD stockholders prior to the Merger was made by such stockholders on their own behalf and with their own funds and not as a representative, or for the benefit of, OrCAD;

          18. OrCAD has no present plan or intention to cause the Surviving Corporation to issue additional shares of Surviving Corporation capital stock that would result in OrCAD losing control of the Surviving Corporation. For this purpose, "control" means the direct ownership of stock possessing at least eighty percent (80%) of the total combined voting power for the election of directors of all classes of Surviving Corporation Stock


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OrCAD, Inc.
MicroSim Corporation
_______, 1997
Page 6

               entitled to vote and at least eighty percent (80%) of the total number of shares of each nonvoting class of stock of Surviving Corporation;

          19. Other than amounts paid to dissenters and amounts paid in lieu of fractional shares, the only consideration to be received, directly or indirectly, by MicroSim Shareholders in the Merger for their MicroSim Stock is OrCAD Common Stock. OrCAD has not agreed to assume, nor will it directly or indirectly assume, any expense or liability, whether contingent or fixed, of any holder of MicroSim Stock. OrCAD has no present plan or intention to contribute any additional capital to MicroSim or the Surviving Corporation or to make any loans to MicroSim or the Surviving Corporation for the purpose of directly or indirectly paying any additional consideration to any holders of MicroSim Stock. None of the MicroSim Stock exchanged for OrCAD Common Stock in the Merger will be subject to any liabilities; and

          20. No part of the consideration to be exchanged for MicroSim Stock will be received by a MicroSim Shareholder as a creditor, employee, or in any capacity other than that of a MicroSim Shareholder.

     Based on the foregoing documents, materials, assumptions and information, and subject to the qualifications and assumptions set forth herein, it is our opinion that, if the Merger is consummated in accordance with the provisions of the Agreement and the exhibits thereto:

          (1) the Merger of Merger Sub with and into MicroSim, with MicroSim surviving the Merger, will qualify as a reorganization within the meaning of
Section 368(a) of the Code;

          (2) each of OrCAD, Merger Sub, and MicroSim will be a party to a reorganization within the meaning of Section 368(b) of the Code; and

          (3) no gain or loss will be recognized by the MicroSim Shareholders as a result of the Merger with respect to the shares of MicroSim Stock converted into shares of OrCAD Common Stock (except to the extent of cash received in lieu of fractional shares or as a result of exercising dissenters' rights) or as a result of the return of the Escrowed Merger Consideration to OrCAD.


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OrCAD, Inc.
MicroSim Corporation
_______, 1997
Page 7


     Our opinions set forth above are based on the existing provisions of the Code, Treasury Regulations (including Temporary and Proposed Treasury Regulations) promulgated under the Code, published Revenue Rulings, Revenue Procedures and other announcements of the Internal Revenue Service (the "IRS") and existing court decisions, any of which could be changed at any time. Any such changes might be retroactive with respect to transactions entered into prior to the date of such changes and could significantly modify the tax results described in the opinions set forth above. We undertake no responsibility to advise you of any subsequent developments in the application, operation or interpretation of the federal income tax laws.

     Our opinion concerning certain of the federal income tax consequences of the Merger is limited to the specific federal income tax consequences presented above. No opinion is expressed as to any transaction other than the Merger, including any transaction undertaken in connection with the Merger. In addition, this opinion does not address any estate, gift, state, local or foreign tax consequences that may result from the Merger. In particular, we express no opinion regarding (1) the amount, existence, or availability after the Merger, of any of the federal income tax attributes of MicroSim, Merger Sub or OrCAD (including, without limitation, foreign tax credits or net operating loss carryforwards, if any, of MicroSim, Merger Sub, or OrCAD); (2) any transaction in which MicroSim Stock is acquired or OrCAD Common Stock is disposed of, (3) the potential application of the "disqualifying disposition" rules of Section 421 of the Code to dispositions of MicroSim Stock; (4) the effects of any MicroSim Stock acquired by the holder thereof in exchange for stock acquired subject to the provisions of Section 83(a) of the Code; (5) the effects of the Merger on any payment that is or may be subject to Section 280G of the Code; or
(6) the effects of the Merger on a holder of options to acquire MicroSim Stock, whether vested or nonvested, compensatory or noncompensatory, incentive stock options or nonqualified stock options.

     In addition to your request for our opinion on these specific matters of federal income tax law, you have asked us to review the discussion of federal income tax issues contained in the Registration Statement. We have reviewed the discussion entitled "Certain Federal Income Tax Considerations" contained in the Registration Statement and believe that such information fairly presents the current federal income tax law applicable to the Merger, and the material income tax consequences to MicroSim, Merger Sub, OrCAD, and MicroSim Shareholders as a consequence of the Merger.

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OrCAD, Inc.
MicroSim Corporation
_______, 1997
Page 8


     No ruling has or will be requested from the IRS concerning the federal income tax consequences of the Merger. In reviewing this opinion, you should be aware that the opinions set forth above represent our conclusions regarding the application of existing federal income tax law to the Merger. If the facts vary from those relied upon (including if any representations, covenants, warranties or assumptions upon which we have relied are inaccurate, incomplete, breached or ineffective), our opinions contained herein could be inapplicable. You should be aware that an opinion of counsel represents only the best legal judgment of counsel, and has no binding official status of any kind, and that no assurance can be given that contrary positions may not be taken by the IRS or that a court considering the issues would not hold otherwise.

     This opinion is being delivered solely for the purposes of (1) being included as an exhibit to the Registration Statement and (2) satisfying the conditions set forth in Section 7.2(p) of the Agreement; it may not be relied upon or utilized for any other purpose or by any other person or entity, and may not be made available to any other person or entity, without our prior written consent. We do however, consent to (a) the use of this opinion to satisfy the conditions set forth in Section 7.2(p) of the Agreement, (b) the use of this opinion as an exhibit to the Registration Statement, (c) and to the use of our name in the Registration Statement wherever it appears. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                              Very truly yours,

                       ATER WYNNE HEWITT DODSON & SKERRITT, LLP

                              Scott E. Schickli